Parkway Reports Second Quarter 2014 Results

ORLANDO, Fla., Aug. 7, 2014 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2014.

Highlights for Second Quarter 2014

  Second quarter FFO of $0.33 per share and Recurring FFO of $0.35 per share
  Increased 2014 reported and recurring FFO guidance to ranges of $1.34 to $1.41 per share and $1.39 to $1.46 per share, respectively
  Leased a total of 811,000 square feet at $30.08 per square foot, with 336,000 square feet of new leasing at $31.57 per square foot
  Executed 413,000 square feet of renewal leasing, representing a retention ratio of 76.9% and a positive cash renewal spread of 5.1% from the expiring rate
  Second quarter occupancy of 89.2%, with the portfolio 91.3% leased

"Improving office fundamentals across all of our targeted submarkets created a favorable operating environment during the second quarter," stated James R. Heistand, President and Chief Executive Officer of Parkway. "We completed 811,000 square feet of leasing at the highest rates achieved in the Company's history. Despite the addition of approximately 700,000 square feet of value-add assets that had a combined occupancy of approximately 82.5% during the quarter, total portfolio occupancy increased 70 basis points, and we are now over 91% leased. While leasing velocity has been led by our recently acquired assets, we continue to drive performance across our legacy portfolio, as evidenced by the 3.5% year-over-year increase in second quarter same-store recurring cash NOI. Based on our year-to-date performance and anticipation of continued execution of our leasing strategy, we believe we are in a great position to drive additional growth moving forward."

Logo - http://photos.prnewswire.com/prnh/20030513/PARKLOGO

For the second quarter 2014, funds from operations ("FFO") available to common stockholders was $34.2 million, or $0.33 per diluted share. Reported FFO during the second quarter 2014 includes the negative impact of one-time items totaling $2.6 million, or $0.02 per share, including $1.9 million in transition costs primarily related to the fourth-quarter 2013 merger with Thomas Properties Group, Inc. Recurring FFO was $36.7 million, or $0.35 per diluted share, and funds available for distribution ("FAD") was $24.4 million, or $0.23 per diluted share.

A reconciliation of FFO, recurring FFO and FAD to net income (loss) is included on page 12. Net income (loss), FFO, recurring FFO, and FAD for the three months and six months ended June 30, 2014, as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except share and per share data)
	Three Months Ended June 30				Six Months Ended June 30
	2014		2013		2014		2013
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income (Loss) – Common Stockholders	$(9,845)	$(0.10)	$(14,946)	$(0.22)	$1,000	$0.01	$(18,825)	$(0.30)
Funds From Operations	$34,179	$0.33	$14,962	$0.22	$69,206	$0.67	$32,244	$0.51
Realignment Costs	$1,870	$0.02	$-	$0.00	$4,044	$0.04	$460	$0.00
Acquisition Costs	$489	$0.00	$515	$0.00	$1,134	$0.01	$1,645	$0.03
Preferred Stock Redemption	$-	$0.00	$6,604	$0.10	$-	$0.00	$6,604	$0.11
Other Non-Recurring Items	$206	$0.00	$(107)	$0.00	$147	$0.00	$(253)	$0.00
Recurring Funds From Operations	$36,744	$0.35	$21,974	$0.32	$74,531	$0.72	$40,700	$0.65
Funds Available for Distribution	$24,427	$0.23	$19,012	$0.28	$47,239	$0.46	$31,473	$0.50
Wtd. Avg. Diluted Shares/Units	104,533		68,620		103,619		62,753

Operational Results

Occupancy at the end of the second quarter 2014 was 89.2%, compared to 88.5% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the second quarter 2014 was 91.3%, compared to 90.2% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") was $33.3 million on a GAAP basis during the second quarter 2014, which was an increase of $0.8 million, or 2.4%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI increased 3.5% to $32.0 million compared to the same period of the prior year.

Portfolio GAAP NOI margin was 60.6% at Parkway's share during the second quarter 2014, compared to 59.6% during the same period of the prior year.

Leasing Activity

During the second quarter 2014, Parkway signed a total of 811,000 square feet of leases at an average rent per square foot of $30.08 and an average cost of $4.35 per square foot per year.

New & Expansion Leasing – During the second quarter 2014, Parkway signed 336,000 square feet of new leases at an average rent per square foot of $31.57 and at an average cost of $7.63 per square foot per year.

Expansion leases during the quarter totaled 62,000 square feet at an average rent per square foot of $35.16 and at an average cost of $6.32 per square foot per year.

Renewal Leasing – Customer retention during the second quarter 2014 was 76.9%. The Company signed 413,000 square feet of renewal leases at an average rent per square foot of $28.10, representing a 5.1% rate increase from the expiring rate. The average cost of renewal leases was $1.63 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters is as follows:

	For the Three Months Ended
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Ending Occupancy	89.2%	88.5%	88.9%	89.2%	89.9%
Customer Retention	76.9%	80.5%	76.7%	59.4%	84.7%
Square Footage of Total Leases Signed (in thousands)	811	538	572	759	578
Average Revenue Per Square Foot of Total Leases Signed	$30.08	$27.41	$23.32	$25.87	$28.13
Average Cost Per Square Foot Per Year of Total Leases Signed	$4.35	$4.40	$3.53	$5.33	$4.78

Acquisition, Disposition and Development Activity

On April 10, 2014, Parkway acquired Courvoisier Centre, a Class A two-building office complex totaling 343,000 square feet, located in the Brickell submarket of Miami, Florida. As of July 1, 2014, Courvoisier Centre had a combined occupancy of 83.7%. Parkway's purchase price for Courvoisier Centre was approximately $145.8 million, or $425 per square foot. The acquisition was funded using available cash and borrowings under the Company's unsecured seven-year term loan.

On April 14, 2014, Parkway acquired One Orlando Center, a 19-story Class A office building totaling 356,000 square feet located in the central business district of Orlando, Florida. The asset was built in 1987 and includes an eight-story structured parking garage. As of July 1, 2014, the property was 81.3% occupied. Parkway took ownership of the asset by making an $8.0 million equity investment that will be held in lender reserve accounts to fund the leasing and repositioning of the asset. Simultaneous with the equity investment, the existing $68.3 million first mortgage note was restructured into a new $54.0 million first mortgage and a $15.3 million B-note, which is subordinated to Parkway's equity investment. The restructured $54.0 million first mortgage has a fixed interest rate of 5.9%, matures in May 2017, is interest only through maturity, and includes an option to extend for an additional year. Upon the sale or recapitalization of the property, proceeds are to be distributed first to the lender up to the amount of outstanding principal of the first mortgage note; second, to Parkway up to its equity investment; third, to Parkway until it receives a 12.0% annual return on its equity investment; fourth, 60.0% to Parkway and 40.0% to the lender until the subordinated B-Note is repaid in full; and fifth to Parkway at 100%. Parkway's equity investment will provide for 100% ownership and management of the asset.

On April 14, 2014, Parkway commenced construction of Hayden Ferry III, a 264,000 square foot, Class A development in the Tempe submarket of Phoenix, Arizona. The 10-story property will be located along the south shore of Tempe Town Lake. Parkway expects total project costs of approximately $68.8 million, including tenant improvements and leasing costs. Parkway Properties Office Fund II L.P. ("Fund II") signed an amendment to its partnership agreement authorizing the Hayden Ferry III development and providing for an additional equity investment by Parkway that will give it a 70% combined interest, with its partner maintaining the remaining 30% interest. On July 2, 2014, the Company closed on a $43.0 million construction loan secured by Hayden Ferry III, which represents approximately 60% of the total estimated cost. The construction loan will be funded subsequent to Fund II's equity investment in the development. The loan bears interest at a rate of one-month LIBOR plus a margin of 1.8%, which will decrease to 1.6% when the property is stabilized. For the six months ended June 30, 2014, development costs incurred totaled $4.7 million, bringing the total investment in Hayden Ferry III to $9.6 million.

Subsequent Events

On July 3, 2014, Parkway acquired Millenia Park One, a six-story Class A office building totaling 157,000 square feet located in the Millenia submarket of Orlando, Florida. The property was 81.0% occupied at acquisition. Parkway's purchase price for Millenia Park One was approximately $25.6 million, or $163 per square foot. The acquisition was funded using available cash and borrowings under the Company's unsecured credit facility.

On July 29, 2014, Parkway acquired a $50.0 million first mortgage note secured by The Forum at West Paces, a 222,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia. The Forum was constructed in 2001 as part of a 17-acre, luxury mixed use development project. The property was 48.2% occupied at acquisition of the note. The total purchase price for the note, which was previously under special servicer oversight, was $47.0 million.

Capital Structure

On April 1, 2014, Parkway entered into an Amended, Restated and Consolidated Credit Agreement for its senior unsecured credit facilities (the "Amended Agreement"), which increased the size of the Company's revolving credit facility to $250.0 million and consolidated and increased its two existing unsecured term loans into a five-year term loan tranche totaling $250.0 million and a seven-year term loan tranche totaling $100.0 million. Additionally, the Company amended its $10.0 million working capital revolving credit facility under substantially the same terms and conditions.

On April 1, 2014, Parkway dedesignated two of its existing floating-to-fixed interest rate swaps totaling $125.0 million that were previously associated with the $125.0 million five-year term loan and redesignated the swaps to hedge against unspecified one-month LIBOR borrowings. The two swaps totaling $125.0 million lock LIBOR at 0.7% through September 27, 2017. Additionally, Parkway entered into a new $5.0 million floating-to-fixed interest rate swap attributable to one-month LIBOR. The new $5.0 million swap locks LIBOR at 1.7% and matures on April 1, 2019.

On April 8, 2014, Parkway borrowed the full amount of its $100 million unsecured seven-year term loan. Simultaneously, the Company repaid in full the first mortgage debt secured by the Bank of America Center in Orlando, Florida, which had an outstanding balance of $34.2 million, including breakage costs. The Company recognized a loss on extinguishment of debt of $339,000 on the repayment of the Bank of America Center mortgage. Simultaneously, Parkway entered into a new $100.0 million floating-to-fixed interest rate swap attributable to one-month LIBOR borrowings under the new seven-year term loan. The new swap has a fixed rate of 2.6% and matures on March 31, 2021. Parkway also terminated the $33.9 million swap designated to the Bank of America Center first mortgage. The net impact of the swap transactions during the quarter resulted in a one-time increase in interest expense of approximately $121,000.

On May 28, 2014, Parkway entered into an ATM Equity Offering Sales Agreement (the "Sales Agreement") with various agents whereby the Company may sell, from time to time, shares of its common stock, par value $.001 per share, having aggregate gross sales proceeds of up to $150.0 million through an "at-the-market" equity offering program. Sales may be made to the agents in their capacity as sales agents or as principals. Parkway is required to pay each agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares sold through such agent. During the three months ended June 30, 2014, Parkway sold 171,800 shares of common stock under the program for net offering proceeds of approximately $3.5 million after deducting commissions. The Company used the net proceeds for general corporate purposes, including repaying amounts outstanding under our unsecured revolving credit facility, and to fund acquisitions and development of office properties.

At June 30, 2014, the Company had $27.0 million outstanding under its revolving credit facility, $350.0 million outstanding under its unsecured term loans and held $82.8 million in cash and cash equivalents, of which $57.4 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.2 billion at June 30, 2014.

At June 30, 2014, the Company's net debt to EBITDA multiple was 6.6x, using the quarter's annualized EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 5.9x at March 31, 2014, and 6.2x at June 30, 2013. Adjusting for certain nonrecurring transition costs related to the Company's fourth quarter 2013 merger with Thomas Properties Group, Inc., the Company's net debt to EBITDA multiple was 6.4x, which is within Parkway's stated target range of 5.5x to 6.5x.

Common Dividend

The Company's previously announced second quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on June 25, 2014 to shareholders of record as of June 11, 2014.

2014 Revised Outlook

After considering the Company's year-to-date performance and expected results for the remainder of the year, as well as recently announced investment activity, Parkway is increasing its 2014 FFO outlook to a range of $1.34 to $1.41 per share and adjusting its earnings (loss) per share ("EPS") outlook to a range of $(0.18) to $(0.11). Excluding the impact of projected significant one-time items, including (i) costs related to the Company's fourth quarter 2013 merger with Thomas Properties Group, Inc. and subsequent severance expenses, (ii) year-to-date property acquisition costs, (iii) lease termination fees, and (iv) an increase in interest expense associated with early extinguishment of debt and redesignation of interest rate swaps, all of which total approximately $5.5 million to $5.6 million, the Company's 2014 recurring FFO outlook is being increased to a range of $1.39 to $1.46 per share.

The reconciliation of projected EPS to projected FFO and recurring FFO per diluted share is as follows:

Outlook for 2014	Range
Fully diluted EPS	($0.18 - $0.11)
Parkway's share of depreciation and amortization	$1.68 - $1.68
Gain on sale of real estate	($0.16 - $0.16)
Reported FFO per diluted share	$1.34 - $1.41
Nonrecurring items	$0.05 - $0.05
Recurring FFO per diluted share	$1.39 - $1.46

The revised 2014 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the revised 2014 outlook are at Parkway's share and dollars and shares are in thousands.

2014 Core Operating Assumptions	Revised 2014 Outlook	Previous 2014 Outlook
Recurring cash NOI	$201,000 - $ 206,000	$197,000 - $202,000
Straight-line rent and amortization of above market rent	$ 33,000 - $ 35,000	$ 31,000 - $ 32,000
Lease termination fee income	$ 400 - $ 400	$ 400 - $ 400
Net income from sale of condominium units	$ 1,300 - $ 1,300	$ 0 - $ 0
Management fee after-tax net income	$ 3,000 - $ 5,000	$ 7,000 - $ 8,000
General and administrative expense	$ 31,000 - $ 32,000	$ 31,000 - $ 32,000
Share based compensation expense included in G&A above	$ 8,500 - $ 9,000	$ 8,500 - $ 9,000
TPGI merger expenses included in G&A above	$ 4,000 - $ 4,100	$ 3,250 - $ 3,500
Year-to-date acquisition expenses included in G&A above	$ 1,400 - $ 1,500	$ 1,250 - $ 1,500
Mortgage and credit facilities interest expense	$ 68,500 - $ 69,500	$ 66,000 - $ 67,000
Nonrecurring interest expense included in interest expense above	$ 460 - $ 460	$ 0 - $ 0
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 33,000 - $ 37,000	$ 32,000 - $ 36,000
Portfolio ending occupancy	89.5% - 90.5%	89.5% - 90.5%
Weighted average annual diluted common shares/units	104,000 - 104,000	104,000 - 104,000

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy to not issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's original reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its second quarter earnings conference call on Friday, August 8, 2014 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through August 22, 2014, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13586066.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 51 office properties located in eight states with an aggregate of approximately 18.3 million square feet of leasable space at July 1, 2014. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 11.1 million square feet for third-party owners at July 1, 2014.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "project", "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to 2014 fully diluted EPS, share of depreciation and amortization, gain on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Ted McHugh
Director of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 2,787,048	$ 2,548,036
Accumulated depreciation	(278,725)	(231,241)
	2,508,323	2,316,795

Condominium units	16,428	19,900
Land available for sale	250	250
Mortgage loan	3,459	3,502
Investment in unconsolidated joint ventures	131,443	151,162
	2,659,903	2,491,609

Receivables and other assets:
Rents and fees receivable, net	2,861	2,547
Straight line rents receivable	53,401	44,006
Other receivables	11,494	12,253
Unamortized lease costs	104,858	86,479
Unamortized loan costs	11,466	7,624
Escrows and other deposits	25,002	13,701
Prepaid assets	7,489	5,255
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	1,043	2,021
Other assets	665	1,048
Intangible assets, net	157,222	166,756
Assets held for sale	-	16,260
Management contracts, net	9,824	13,764
Cash and cash equivalents	82,793	58,678
Total assets	$ 3,131,521	$ 2,925,501

Liabilities
Notes payable to banks	$ 377,000	$ 303,000
Mortgage notes payable	1,111,386	1,097,493
Accounts payable and other liabilities:
Corporate payables	7,660	5,486
Deferred tax liability - non-current	-	11
Accrued payroll	1,871	3,081
Fair value of interest rate swaps	11,560	8,429
Interest payable	5,312	5,249
Property payables:
Accrued expenses and accounts payable	32,646	51,572
Accrued property taxes	23,966	16,529
Prepaid rents	15,351	16,923
Deferred revenue	99	654
Security deposits	6,561	4,991
Unamortized below market leases	73,459	75,996
Liabilities related to assets held for sale	-	566
Total liabilities	1,666,871	1,589,980

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares
authorized and 99,269,311 and 87,222,221
shares issued and outstanding in 2014 and 2013, respectively	99	87
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,631,215	1,428,026
Accumulated other comprehensive loss	(6,404)	(2,179)
Accumulated deficit	(445,836)	(409,338)
Total Parkway Properties, Inc. stockholders' equity	1,179,078	1,016,600
Noncontrolling interests	285,572	318,921
Total equity	1,464,650	1,335,521
Total liabilities and equity	$ 3,131,521	$ 2,925,501

PARKWAY PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Revenues
Income from office and parking properties	$ 102,208	$ 68,143	$ 197,504	$ 131,956
Management company income	5,446	4,480	11,429	8,832
Sale of condominium units	2,805	-	5,639	-
Total revenues	110,459	72,623	214,572	140,788

Expenses and other
Property operating expense	40,487	27,424	77,641	52,112
Management company expenses	7,356	4,591	12,006	8,981
Cost of sales - condominium units	2,319	-	4,338	-
Depreciation and amortization	44,981	29,831	85,261	57,776
General and administrative	7,757	4,690	17,169	8,905
Acquisition costs	489	511	1,134	1,646
Total expenses and other	103,389	67,047	197,549	129,420

Operating income	7,070	5,576	17,023	11,368

Other income and expenses
Interest and other income	463	82	832	185
Equity in income (loss) of unconsolidated joint ventures	(557)	79	(1,035)	79
Gain on sale of in-substance real estate	-	-	6,289	-
Interest expense	(17,132)	(11,162)	(32,377)	(21,491)

Loss before income taxes	(10,156)	(5,425)	(9,268)	(9,859)

Income tax benefit (expense)	(257)	384	(599)	891

Loss from continuing operations	(10,413)	(5,041)	(9,867)	(8,968)
Discontinued operations:
Loss from discontinued operations	(50)	(3,628)	(93)	(2,668)
Gain on sale of real estate from discontinued operations	-	-	10,463	542
Total discontinued operations	(50)	(3,628)	10,370	(2,126)

Net income (loss)	(10,463)	(8,669)	503	(11,094)
Net loss attributable to noncontrolling interests - unit holders	571	-	7	2
Net loss attributable to noncontrolling interests - real estate partnerships	47	1,049	490	2,304

Net income (loss) for Parkway Properties, Inc.	(9,845)	(7,620)	1,000	(8,788)
Dividends on preferred stock	-	(722)	-	(3,433)
Dividends on preferred stock redemption		(6,604)	-	(6,604)
Net income (loss) attributable to common stockholders	$ (9,845)	$ (14,946)	$ 1,000	$ (18,825)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.10)	$ (0.17)	$ (0.09)	$ (0.26)
Discontinued operations	-	(0.05)	0.10	(0.04)
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (0.10)	$ (0.22)	$ 0.01	$ (0.30)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.10)	$ (0.17)	$ (0.09)	$ (0.26)
Discontinued operations	-	(0.05)	0.10	(0.04)
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (0.10)	$ (0.22)	$ 0.01	$ (0.30)

Weighted average shares outstanding:
Basic	99,092	68,526	98,219	62,720
Diluted	99,092	68,526	103,619	62,720

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (9,798)	$ (11,292)	$ (8,854)	$ (16,432)
Discontinued operations	(47)	(3,654)	9,854	(2,393)
Net income (loss) attributable to common stockholders	$ (9,845)	$ (14,946)	$ 1,000	$ (18,825)

PARKWAY PROPERTIES, INC. RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$ (9,845)	$ (7,620)	$ 1,000	$ (8,788)

Adjustments to net income (loss) for Parkway Properties, Inc.:
Preferred dividends	-	(722)	-	(3,433)
Dividends on preferred stock redemption	-	(6,604)	-	(6,604)
Depreciation and amortization	44,595	25,308	84,965	47,013
Noncontrolling interest - unit holders	(571)	-	(7)	(2)
Impairment loss on depreciable real estate	-	4,600	-	4,600
Gain on sale of real estate	-	-	(16,752)	(542)
FFO available to common stockholders	$ 34,179	$ 14,962	$ 69,206	$ 32,244

Adjustments to derive recurring FFO:
Non-recurring lease termination fee income	(254)	(49)	(313)	(195)
Loss on early extinguishment of debt	339	572	339	572
Acquisition costs	489	515	1,134	1,645
Non-cash adjustment for interest rate swap	121	(630)	121	(630)
Dividends on preferred stock redemption	-	6,604	-	6,604
Realignment expenses	1,870	-	4,044	460
Recurring FFO	$ 36,744	$ 21,974	$ 74,531	$ 40,700

Funds available for distribution
FFO available to common stockholders	$ 34,179	$ 14,962	$ 69,206	$ 32,244
Add (Deduct):
Straight-line rents	(4,144)	(1,931)	(9,285)	(4,649)
Amortization of above/below market leases	(3,086)	129	(5,996)	169
Amortization of share-based compensation	2,247	1,232	4,735	1,321
Acquisition costs	489	515	1,134	1,645
Amortization of loan costs	1,108	602	1,517	1,001
Non-cash adjustment for interest rate swap	121	(630)	121	(630)
Dividends on preferred stock redemption	-	6,604	-	6,604
Loss on early extinguishment of debt	339	572	339	572
Amortization of mortgage interest premium (1)	(1,930)	-	(2,763)	-
Recurring capital expenditures:
Building improvements	(2,115)	(700)	(4,239)	(2,211)
Tenant improvements - new leases	(255)	(603)	(1,388)	(795)
Tenant improvements - renewal leases	(971)	(735)	(2,040)	(2,075)
Leasing costs - new leases	(480)	(204)	(1,719)	(260)
Leasing costs - renewal leases	(1,075)	(801)	(2,383)	(1,463)
Total recurring capital expenditures	(4,896)	(3,043)	(11,769)	(6,804)
Funds available for distribution	$ 24,427	$ 19,012	$ 47,239	$ 31,473

Diluted per common share/unit information (**)
FFO per share	$ 0.33	$ 0.22	$ 0.67	$ 0.51
Recurring FFO per share	$ 0.35	$ 0.32	$ 0.72	$ 0.65
FAD per share	$ 0.23	$ 0.28	$ 0.46	$ 0.50
Dividends paid	$ 0.1875	$ 0.15	$ 0.375	$ 0.30
Dividend payout ratio for FFO	56.8%	68.2%	56.0%	58.8%
Dividend payout ratio for recurring FFO	53.6%	46.9%	52.1%	46.2%
Dividend payout ratio for FAD	81.5%	53.6%	81.5%	60.0%

Other supplemental information

Recurring capital expenditures	$ 4,896	$ 3,043	$ 11,769	$ 6,804
Upgrades on acquisitions	14,262	4,218	18,417	7,844
Total real estate improvements and leasing costs	$ 19,158	$ 7,261	$ 30,186	$ 14,648

**Information for diluted computations:
Basic common shares outstanding	104,292	68,527	103,419	62,721
Dilutive effect of other share equivalents	241	93	200	32
Diluted weighted average shares/units outstanding	104,533	68,620	103,619	62,753

(1) Amortization of mortgage interest premium was immaterial for the three months ended March 31, 2014 however it is included in the six months ended June 30, 2014.

PARKWAY PROPERTIES, INC. EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION (In thousands, except per share, percentage and multiple data)

	6/30/2014	3/31/14	12/31/13	9/30/13	6/30/13

Net income (loss) for Parkway Properties, Inc.	$ (9,845)	$ 10,845	$ (8,557)	$ (2,306)	$ (7,620)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	16,531	14,738	9,399	8,143	7,787
Amortization of financing costs	1,108	574	547	646	602
Non-cash adjustment for interest rate swap	121	-	-	-	(630)
Loss on early extinguishment of debt	339	-	645	-	572
Acquisition costs	489	645	10,347	1,130	515
Depreciation and amortization	44,595	40,370	26,047	24,828	25,308
Amortization of share-based compensation	2,247	2,489	2,408	2,001	1,232
Gain on sale of real estate and other assets	-	(16,752)	(6,122)	(11,545)	-
Non-cash losses	-	-	-	5,600	4,600
Tax expense (benefit)	257	341	326	(839)	(384)
EBITDA	$ 55,842	$ 53,250	$ 35,040	$ 27,658	$ 31,982

Interest coverage ratio	3.4	3.6	3.7	3.4	4.1

Fixed charge coverage ratio	2.9	3.1	3.2	2.8	3.1

Capitalization information
Mortgage notes payable at Parkway's share	$ 1,159,252	$ 1,141,546	$ 1,102,295	$ 492,336	$ 493,877
Notes payable to banks	377,000	245,000	303,000	391,000	313,000
Parkway's share of total debt	1,536,252	1,386,546	1,405,295	883,336	806,877
Less: Parkway's share of cash	(57,444)	(128,711)	(39,354)	(24,585)	(16,249)
Parkway's share of net debt	1,478,808	1,257,835	1,365,941	858,751	790,628

Shares of common stock and operating units outstanding	104,469	104,275	92,336	68,628	68,563
Stock price per share at period end	$ 20.65	$ 18.25	$ 19.29	$ 17.77	$ 16.76
Market value of common equity	$ 2,157,285	$ 1,903,019	$ 1,781,161	$ 1,219,520	$ 1,149,116
Total market capitalization (including net debt)	$ 3,636,093	$ 3,160,854	$ 3,147,102	$ 2,078,271	$ 1,939,744
Net debt as a percentage of market capitalization	40.7%	39.8%	43.4%	41.3%	40.8%

EBITDA - annualized	223,368	212,999	$ 140,160	$ 110,632	$ 127,928
Adjustment to annualize investment activities (1)	787	1,813	62,834	4,105	278
EBITDA - adjusted annualized	$ 224,155	$ 214,812	$ 202,994	$ 114,737	$ 128,206
Net debt to EBITDA multiple	6.6	5.9	6.7	7.5	6.2

EBITDA	$ 55,842	$ 53,250	$ 35,040	$ 27,658	$ 31,982
One time realignment charge	1,870	2,174	850	3,635	-
Recurring EBITDA (2)	57,712	55,424	35,890	31,293	31,982
Recurring EBITDA - annualized	230,848	221,695	143,560	125,172	127,928
Adjustment to annualize investment activities (1)	787	1,813	62,834	4,105	278
Recurring EBITDA - adjusted annualized	$ 231,635	$ 223,508	$ 206,394	$ 129,277	$ 128,206
Net debt to recurring EBITDA multiple	6.4	5.6	6.6	6.6	6.2

(1) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.
(2) Recurring EBITDA is adjusted to reflect the impact of nonrecurring realignment expenses.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
THREE MONTHS ENDED JUNE 30, 2014 AND 2013
(In thousands, except number of properties data)

						Average
				Net Operating Income		Occupancy
	Square	Number of	Percentage
	Feet	Properties	of Portfolio (1)	2014	2013	2014	2013

Same-store properties:
Wholly owned	9,240	30	49.0%	$ 30,213	$ 29,583	87.3%	88.1%
Fund II	2,481	7	18.7%	11,569	10,971	95.3%	93.0%
Total same-store properties	11,721	37	67.7%	$ 41,782	$ 40,554	89.0%	89.1%
Net operating income from all
office and parking properties	18,319	51	100.0%	$ 61,721	$ 40,719

(1) Percentage of portfolio based on 2014 net operating income for the three months ending June 30.

The following table is a reconciliation of net income (loss) to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended		Year to Date Ended
				June 30		June 30
				2014	2013	2014	2013

Net income (loss) for Parkway Properties, Inc.				$ (9,845)	$ (7,620)	$ 1,000	$ (8,788)
Add (deduct):
Interest expense				17,132	11,162	32,377	21,491
Depreciation and amortization				44,981	29,831	85,261	57,776
Management company expenses				7,356	4,591	12,006	8,981
Income tax expense				257	(384)	599	(891)
General and administrative expenses				7,757	4,690	17,169	8,905
Acquisition costs				489	511	1,134	1,646
Equity in (earnings) loss of unconsolidated joint ventures				557	(79)	1,035	(79)
Sale of condominium Units				(2,805)	-	(5,639)	-
Cost of sales - condominium units				2,319	-	4,338	-
Net (income) loss attributable to noncontrolling interests				(618)	(1,049)	(497)	(2,306)
Loss from discontinued operations				50	3,628	93	2,668
Gain on sale of in-substance real estate				-	-	(6,289)	-
Gain on sale of real estate from discontinued operations				-	-	(10,463)	(542)
Management company income				(5,446)	(4,480)	(11,429)	(8,832)
Interest and other income				(463)	(82)	(832)	(185)
Net operating income from consolidated office and parking properties				61,721	40,719	119,863	79,844
Less: Net operating income from non same-store properties				(19,939)	(165)	(40,134)	(2,174)
Same-store net operating income (SSNOI)				41,782	40,554	79,729	77,670
Less: non-recurring lease termination fee income				(55)	(49)	(88)	(321)
Recurring SSNOI				$ 41,727	$ 40,505	$ 79,641	$ 77,349

Parkway's share of SSNOI				$ 33,313	$ 32,538	$ 63,071	$ 61,616

Parkway's share of recurring SSNOI				$ 33,261	$ 32,491	$ 62,987	$ 61,402

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED JUNE 30, 2014 AND 2013
(In thousands)

	Total				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2014	2013	Change	Change	2014	2013	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 51,307	$ 50,498	$ 809	1.6%	$ 51,307	$ 50,498	$ 809	1.6%
Fund II	18,008	17,623	385	2.2%	4,801	4,678	123	2.6%
Total same-store GAAP revenue	69,315	68,121	1,194	1.8%	56,108	55,176	932	1.7%
Expenses
Wholly-owned properties	21,094	20,915	179	0.9%	21,094	20,915	179	0.9%
Fund II	6,439	6,652	(213)	-3.2%	1,701	1,723	(22)	-1.3%
Total same-store GAAP expenses	27,533	27,567	(34)	-0.1%	22,795	22,638	157	0.7%
NOI - GAAP	$ 41,782	$ 40,554	$ 1,228	3.0%	$ 33,313	$ 32,538	$ 775	2.4%
Net margin - GAAP	60.3%	59.5%	0.8%		59.4%	59.0%	0.4%

Acquisitions
Revenues	$ 32,977	$ -	$ 32,977		$ 32,977	$ -	$ 32,977
Expenses	13,331	(15)	13,346		17,443	(15)	17,458
NOI	$ 19,646	$ 15	$ 19,631		$ 15,534	$ 15	$ 15,519
Net margin	59.6%	0.0%	59.6%		47.1%	0.0%	47.1%

Office assets sold
Revenues	$ (84)	$ 22	$ (106)		$ (84)	$ 25	$ (109)
Expenses	(377)	(128)	(249)		(1,080)	(173)	(907)
NOI	$ 293	$ 150	$ 143		$ 996	$ 198	$ 798

Total portfolio
Revenues
Consolidated properties	$ 102,208	$ 68,143	$ 34,065		$ 89,001	$ 55,201	$ 33,800
Unconsolidated Joint Ventures	-	-	-		11,219	(1,410)	12,629
Total revenues	$ 102,208	$ 68,143	$ 34,065		$ 100,220	$ 53,791	$ 46,429

Expenses
Consolidated properties	$ 40,487	$ 27,424	$ 13,063		$ 39,158	$ 22,450	$ 16,708
Unconsolidated Joint Ventures	-	-	-		354	(715)	1,069
Total expenses	$ 40,487	$ 27,424	$ 13,063		$ 39,512	$ 21,735	$ 17,777

NOI	$ 61,721	$ 40,719	$ 21,002		$ 60,708	$ 32,056	$ 28,652
Net margin	60.4%	59.8%			60.6%	59.6%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 69,315	$ 68,121	$ 1,194	1.8%	$ 56,108	$ 55,176	$ 932	1.7%
Non-recurring lease termination fee income	(55)	(49)	(6)	12.2%	(52)	(47)	(5)	10.6%
Recurring same-store revenue	69,260	68,072	1,188	1.7%	56,056	55,129	927	1.7%
Total same-store expenses	27,533	27,567	(34)	-0.1%	22,795	22,638	157	0.7%
Recurring NOI - GAAP	$ 41,727	$ 40,505	$ 1,222	3.0%	$ 33,261	$ 32,491	$ 770	2.4%
Recurring net margin - GAAP	60.2%	59.5%	0.7%		59.3%	58.9%	0.4%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 69,315	$ 68,121	$ 1,194	1.8%	$ 56,108	$ 55,176	$ 932	1.7%
Amortization of above (below) market leases	343	725	(382)	-52.7%	86	398	(312)	-78.4%
Straight-line rents	(2,009)	(2,958)	949	-32.1%	(1,353)	(1,965)	612	-31.1%
Total same-store cash revenue	67,649	65,888	1,761	2.7%	54,841	53,609	1,232	2.3%
Total same-store expenses	27,533	27,567	(34)	-0.1%	22,795	22,638	157	0.7%
NOI - cash	$ 40,116	$ 38,321	$ 1,795	4.7%	$ 32,046	$ 30,971	$ 1,075	3.5%
Net margin - cash	59.3%	58.2%	1.1%		58.4%	57.8%	0.6%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 67,649	$ 65,888	$ 1,761	2.7%	$ 54,841	$ 53,609	$ 1,232	2.3%
Non-recurring lease termination fee income	(55)	(49)	(6)	12.2%	(52)	(47)	(5)	10.6%
Recurring same-store cash revenue	67,594	65,839	1,755	2.7%	54,789	53,562	1,227	2.3%
Total same-store expenses	27,533	27,567	(34)	-0.1%	22,795	22,638	157	0.7%
Recurring NOI - cash	$ 40,061	$ 38,272	$ 1,789	4.7%	$ 31,994	$ 30,924	$ 1,070	3.5%
Recurring net margin - cash	59.3%	58.1%	1.2%		58.4%	57.7%	0.7%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
YEAR ENDED JUNE 30, 2014 AND 2013
(In thousands)

	Total				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2014	2013	Change	Change	2014	2013	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 95,830	$ 93,877	$ 1,953	2.1%	$ 95,830	$ 93,878	$ 1,952	2.1%
Fund II	35,923	35,347	576	1.6%	9,560	9,370	190	2.0%
Total same-store GAAP revenue	131,753	129,224	2,529	2.0%	105,390	103,248	2,142	2.1%
Expenses
Wholly-owned properties	38,893	38,197	696	1.8%	38,893	38,196	697	1.8%
Fund II	13,131	13,357	(226)	-1.7%	3,426	3,436	(10)	-0.3%
Total same-store GAAP expenses	52,024	51,554	470	0.9%	42,319	41,632	687	1.7%
NOI - GAAP	$ 79,729	$ 77,670	$ 2,059	2.7%	$ 63,071	$ 61,616	$ 1,455	2.4%
Net margin - GAAP	60.5%	60.1%	0.4%		59.8%	59.7%	0.1%

Acquisitions
Revenues	$ 65,946	$ 2,672	$ 63,274		$ 65,946	$ 2,672	$ 63,274
Expenses	25,990	775	25,215		25,851	775	25,076
NOI	$ 39,956	$ 1,897	$ 38,059		$ 40,095	$ 1,897	$ 38,198
Net margin	60.6%	71.0%	-10.4%		60.8%	71.0%	-10.2%

Office assets sold
Revenues	$ (195)	$ 60	$ (255)		$ (157)	$ 64	$ (221)
Expenses	(373)	(217)	(156)		(1,729)	(321)	(1,408)
NOI	$ 178	$ 277	$ (99)		$ 1,572	$ 385	$ 1,187

Total portfolio
Revenues
Consolidated properties	$ 197,504	$ 131,956	$ 65,548		$ 171,179	$ 105,984	$ 65,195
Unconsolidated Joint Ventures	-	-	-		22,336	(5,948)	28,284
Total revenues	$ 197,504	$ 131,956	$ 65,548		$ 193,515	$ 100,036	$ 93,479

Expenses
Consolidated properties	$ 77,641	$ 52,112	$ 25,529		$ 66,441	$ 42,086	$ 24,355
Unconsolidated Joint Ventures	-	-	-		9,284	(2,513)	11,797
Total expenses	$ 77,641	$ 52,112	$ 25,529		$ 75,725	$ 39,573	$ 36,152

NOI	$ 119,863	$ 79,844	$ 40,019		$ 117,790	$ 60,463	$ 57,327
Net margin	60.7%	60.5%			60.9%	60.4%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 131,753	$ 129,224	$ 2,529	2.0%	$ 105,390	$ 103,248	$ 2,142	2.1%
Non-recurring lease termination fee income	(88)	(321)	233	-72.6%	(84)	(214)	130	-60.7%
Recurring same-store revenue	131,665	128,903	2,762	2.1%	105,306	103,034	2,272	2.2%
Total same-store expenses	52,024	51,554	470	0.9%	42,319	41,632	687	1.7%
Recurring NOI - GAAP	$ 79,641	$ 77,349	$ 2,292	3.0%	$ 62,987	$ 61,402	$ 1,585	2.6%
Recurring net margin - GAAP	60.5%	60.0%	0.5%		59.8%	59.6%	0.2%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 131,753	$ 129,224	$ 2,529	2.0%	$ 105,390	$ 103,248	$ 2,142	2.1%
Amortization of above (below) market leases	787	1,590	(803)	-50.5%	255	903	(648)	-71.8%
Straight-line rents	(4,689)	(6,831)	2,142	-31.4%	(3,299)	(4,776)	1,477	-30.9%
Total same-store cash revenue	127,851	123,983	3,868	3.1%	102,346	99,375	2,971	3.0%
Total same-store expenses	52,024	51,554	470	0.9%	42,319	41,632	687	1.7%
NOI - cash	$ 75,827	$ 72,429	$ 3,398	4.7%	$ 60,027	$ 57,743	$ 2,284	4.0%
Net margin - cash	59.3%	58.4%	0.9%		58.7%	58.1%	0.6%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 127,851	$ 123,983	$ 3,868	3.1%	$ 102,346	$ 99,375	$ 2,971	3.0%
Non-recurring lease termination fee income	(88)	(321)	233	-72.6%	(84)	(214)	130	-60.7%
Recurring same-store cash revenue	127,763	123,662	4,101	3.3%	102,262	99,161	3,101	3.1%
Total same-store expenses	52,024	51,554	470	0.9%	42,319	41,632	687	1.7%
Recurring NOI - cash	$ 75,739	$ 72,108	$ 3,631	5.0%	$ 59,943	$ 57,529	$ 2,414	4.2%
Recurring net margin - cash	59.3%	58.3%	1.0%		58.6%	58.0%	0.6%